UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 Or 15(d) Of

The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported):

August 13, 2004

PALMSOURCE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-50402	77-0586278
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1240 Crossman Avenue, Sunnyvale, California 94089-1116

(Address of principal executive offices) (Zip Code)

(408) 400-3000

(Registrant’s telephone number, including area code)

Item 5. Other Events

On August 13, 2004, Eric Benhamou announced his decision to resign as chairman of the board of directors of PalmSource, Inc. (the “Company”) immediately following the annual meeting of stockholders of the Company scheduled for October 28, 2004.

On August 13, 2004, Satjiv Chahil announced that he will not stand for re-election at the annual meeting of stockholders of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PALMSOURCE, INC. /s/ Albert J. Wood Albert J. Wood Chief Financial Officer and Treasurer
Date: August 13, 2004